UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2017

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12424 Wilshire Blvd., Suite 745 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 820-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02             Unregistered Sales of Equity Securities.

On December 29, 2017 and January 5, 2018, BioSig Technologies, Inc. (the “Company”) consummated an eleventh and twelfth closing, respectively, under the Unit Purchase Agreement, dated April 6, 2017 (the “Purchase Agreement”), by and among the Company and certain accredited investors (the “December-January Investors”), pursuant to which the Company issued an aggregate of 660,668 units (the “Units”), in exchange for aggregate consideration of $991,001. Each Unit consists of one share (the “Investor Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one half of one share of Common Stock, exercisable at a price of $1.50 per share (the “Investor Warrants”), at a per Unit price of $1.50.  In addition, in connection with the eleventh and twelfth closings, each December-January Investor became party to that certain Registration Rights Agreement, dated as of April 6, 2017.

As previously reported in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 6, 2017, July 6, 2017, July 19, 2017, August 23, 2017, September 26, 2017, October 17, 2017 and November 13, 2017, the Company: (i) consummated the first closing under the Purchase Agreement on April 6, 2017, pursuant to which the Company issued to the initial investors (the “Initial Investors”) an aggregate of 426,667 Units in exchange for aggregate consideration of $640,000; (ii) consummated the second, third, fourth and fifth closings under the Purchase Agreement on April 17, 2017, May 5, 2017, June 20, 2017 and June 30, 2017, respectively, pursuant to which the Company issued to certain additional investors (the “April-June Investors”) an aggregate of 399,933 Units, in exchange for aggregate consideration of $599,898; (iii) consummated the sixth closing under the Purchase Agreement on July 13, 2017, pursuant to which the Company issued to certain additional investors (the “July Investors”) an aggregate of 267,002 Units, in exchange for aggregate consideration of $400,500; (iv) consummated the seventh closing under the Purchase Agreement on August 18, 2017, pursuant to which the Company issued to certain additional investors (the “August Investors”); (v) consummated the eighth closing under the Purchase Agreement on September 20, 2017, pursuant to which the Company issued to certain additional investors (the “September Investors”) an aggregate of 103,334 Units, in exchange for aggregate consideration of $155,000; (vi) consummated the ninth closing under the Purchase Agreement on October 11, 2017, pursuant to which the Company issued to certain additional investors (the “October Investors”) an aggregate of 386,667 Units in exchange for aggregate consideration of $580,000; and (vii) consummated the tenth closing under the Purchase Agreement on November 6, 2017, pursuant to which the Company issued to certain additional investors (the “November Investors” and collectively with the December-January Investors, the September Investors, the August Investors, the July Investors, the April-June Investors and the Initial Investors, the “Investors”) an aggregate of 413,336 Units in exchange for aggregate consideration of $620,002.

The Units, Investor Shares and Investor Warrants issued and sold to the Investors were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. Each Investor represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2018, the Company promoted Steve Chaussy, its current Chief Financial Officer, to a full time position. In connection with Mr. Chaussy transitioning to full time from his previous part time position, the Company increased his annual compensation from $160,000 to $235,000.  Mr. Chaussy continues to be eligible to receive performance bonuses payable in either cash or equity securities of the Company at the discretion of the Company’s compensation committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: January 5, 2018                                           By:  /s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Executive Chairman